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                         CONSENT OF ROTENBERG & CO., LLP



                                                April 19, 2004



Mr. Marc Juliar
Island Critical Care, Inc.
31 Walmer Road, Suite 6
Toronto, Ontario, Canada  M5R 2W7

Dear Mr. Juliar:

     This is to confirm that the client-auditor relationship between Island Critical Care, Inc. (Commission File Number 333-82434) and Rotenberg & Co. LLP has ceased. We have read and agree with the revised disclosures in Item 4 of the Company's Form 8-K concerning this change.

                                                 Very truly yours,


                                                 /s/ Rotenberg & Co, LLP

                                                 Rotenberg & Co., LLP

/cf

Q:\5\551600\2004\Letter of Rotenberg

cc:   Office of the Chief Accountant
      SECPS Letter File
      Securities and Exchange Commission
      Mail Stop 9-5
      450 Fifth Street, N.W.
      Washington, D.C.  20549